UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 24, 2024

VERU INC.

(Exact name of registrant as specified in its charter)

Wisconsin	1-13602	39-1144397
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2916 N. Miami Avenue, Suite 1000, Miami, Florida 33127

Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (305) 509-6897

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	VERU	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On April 24, 2024, Veru Inc. (the “Company”) entered into a Forbearance Agreement (the “Forbearance Agreement”) with Onconetix, Inc. f/k/a Blue Water Vaccines Inc. (the “Borrower”), relating to certain defaults by the Borrower under the Promissory Note in the principal amount of $5,000,000 due on April 19, 2024 (the “April 2024 Promissory Note”) and the Promissory Note in the principal amount of $5,000,000 due on September 30, 2024 (the “September 2024 Promissory Note” and together with the April 2024 Promissory Note, the “Promissory Notes”) that were issued by the Borrower to the Company to reflect payment obligations pursuant to the Asset Purchase Agreement, dated as of April 19, 2023 (the “Asset Purchase Agreement”), between the Company and the Borrower.

Pursuant to the Forbearance Agreement, (a) the Borrower agreed to make a payment of $50,000 of the principal payable under the April 2024 Promissory Note not later than April 29, 2024, and (b) the Company agreed, subject to the terms and conditions set forth in the Forbearance Agreement, to forbear from exercising its rights and remedies on account of the failure by the Borrower to pay the amounts due under the April 2024 Promissory Note on the due date of April 19, 2024, and on account of any failure by the Borrower to make any mandatory repayment under the Promissory Notes that may have become due or may become due in connection with certain transactions relating to the Borrower’s acquisition of Proteomedix AG, in each case for a period (the “Forbearance Period”) commencing on April 24, 2024 and ending on the earlier of (a) March 31, 2025 and (b) the occurrence of an Event of Default (as defined in the Forbearance Agreement). The Company also agreed that during the Forbearance Period the default provision in the Promissory Notes relating to insolvency of the Borrower will not apply.

The Borrower agreed in the Forbearance Agreement to make the following required payments during the Forbearance Period towards the remaining principal balance of the April 2024 Promissory Note:

•	monthly payments equal to 15% of cash receipts of the Borrower or its subsidiaries from certain sale or licensing revenues or payments; and

•

payment of 10% of the net proceeds from certain financing or other transactions outside the ordinary course of business completed by the Borrower or any of its subsidiaries during the Forbearance Period.

The remaining balance of the April 2024 Promissory Note will be due at the end of the Forbearance Period.

The Forbearance Agreement does not affect the maturity date of the September 2024 Promissory Note, which continues to have a maturity date of September 30, 2024 for the payment of the full principal amount of $5,000,000.

There can be no assurance as to (a) whether and when the Company will receive any payments pursuant to the terms of the Forbearance Agreement or otherwise under the Promissory Notes or any sales milestone payments under the Asset Purchase Agreement or (b) the extent of the risk of a future default by the Borrower in performing its payment or other obligations under the Forbearance Agreement and the Promissory Notes.

The description of the Forbearance Agreement set forth herein is qualified in its entirety by reference to the full text of the Forbearance Agreement, a copy of which is attached as Exhibit 10.1 hereto and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Document

10.1	Forbearance Agreement, dated as of April 24, 2024, between Veru Inc. and Onconetix, Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 26, 2024	VERU INC.

	By:	/s/ Michele Greco
Michele Greco
Chief Financial Officer and Chief Administrative Officer

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